                                                                    Exhibit 3.2

                            KRAMONT REALTY TRUST

                         AMENDED AND RESTATED BYLAWS

                                  ARTICLE I

                                   OFFICES

     Section 1.  PRINCIPAL OFFICE.  The principal office of the Trust shall be located at such place or places as the Trustees may designate.

     Section 2.  ADDITIONAL OFFICES.  The Trust may have additional offices at such places as the Trustees may from time to time determine or the business of the Trust may require.

                                 ARTICLE II

                          MEETINGS OF SHAREHOLDERS

     Section 1.  PLACE.  All meetings of shareholders shall be held at the principal office of the Trust or at such other place as shall be determined by the Board of Trustees and stated in the notice of the meeting.  Unless specifically invited to attend a meeting by any officer of the Trust, only shareholders of record or persons holding a valid proxy of a shareholder of record may attend any meeting of shareholders.

     Section 2.  ANNUAL MEETING.  An annual meeting of the shareholders for the election of Trustees and the transaction of any business within the powers of the Trust shall be held each year on a date and at the time set by the Trustees.  Failure to hold an annual meeting does not invalidate the
Trust's existence or affect any otherwise valid acts of the Trust.

     Section 3.  SPECIAL MEETINGS.

          (a) General.  The president or the Board of Trustees may call a special meeting of the shareholders.  Subject to subsection (b) of this
Section 3, a special meeting of shareholders shall also be called by the secretary of the Trust upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

          (b)  Shareholder Requested Special Meetings.  (1)  Any shareholder of record seeking to have shareholders request a special meeting shall, by sending written notice to the secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Board of Trustees to set a record date to determine the shareholders entitled to request a special meeting (the "Request Record Date").  The Record Date Request Notice shall set forth the purpose of the requested special meeting and the matters proposed to be acted on at it, shall be signed by one or more shareholders of record as of the date of signature (or their duly authorized proxies or other agents), shall bear the date of signature of each such shareholder (or proxy or other agent) and shall set forth all information relating to each such shareholder that must be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest at the requested special meeting is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder.  Upon receiving the
Record Date Request Notice, the Board of Trustees may set a Request Record
Date.  The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution setting the Request Record Date is adopted by the Board of Trustees.  If the
Board of Trustees, within ten days after the date on which a valid Record
Date Request Notice is received, fails to adopt a resolution fixing the
Request Record Date and make a public announcement of such Request Record
Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is actually received by the secretary.

               (2)  In order for any shareholder to request a special
meeting, one or more written requests for a special meeting, signed by shareholders of record (or their duly authorized proxies or other agents) as of the Request Record Date entitled to cast not less than a majority (the
"Special Meeting Percentage") of all of the votes entitled to be cast at such meeting (the "Special Meeting Request") shall be delivered to the secretary.
In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at the meeting (which shall be limited to the matters set forth in the Record Date Request Notice received by the secretary of the Trust), shall bear the date of signature of each such shareholder (or proxy or other agent) signing the Special Meeting
Request, shall set forth the name and address, as they appear in the Trust's books, and a current name and address, if different, of each shareholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class and number of shares of beneficial interest of the
Trust which are owned of record and beneficially by each such shareholder, shall be sent to the secretary by registered mail, return receipt requested, and shall be received by the secretary within sixty days after the Request
Record Date.  Any requesting shareholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

               (3)  The secretary shall inform the requesting shareholders of the reasonably estimated cost of preparing and mailing the notice of the special meeting (including the Trust's proxy materials).  The secretary shall not be required to call a special meeting upon shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

               (4)  Except as provided in the next sentence, any special
meeting shall be held at such place, date and time as may be designated by the president or the Board of Trustees, whichever has called the meeting. In the case of any special meeting called by the secretary upon the request of shareholders (a "Shareholder Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Board of Trustees;
provided, however, that the date of any Shareholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the "Meeting
Record Date"); and provided further that if the Board of Trustees fails to designate, within ten days after the date that a valid Special Meeting
Request is actually received by the secretary (the "Delivery Date"), a date and time for a Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Trustees fails to designate a place for a Shareholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive offices of the Trust.  In setting a date for any special meeting, the president or the Board of Trustees may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for a meeting and any plan of the Board of Trustees to call an annual meeting or a special meeting.  In the case of any Shareholder Requested Meeting, if the
Board of Trustees fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.

               (5)  If at any time as a result of written revocations of
requests for a special meeting, shareholders of record (or their duly authorized proxies or other agents) as of the Request Record Date for the meeting entitled to cast less than the applicable Special Meeting Request
Percentage shall have delivered and not revoked requests for the special meeting, the secretary may refrain from mailing the notice of the meeting or, if the notice of the meeting has been mailed, the secretary may revoke the notice of the meeting at any time before ten days prior to the meeting if the secretary has first sent to all other requesting shareholders written notice of such revocation and of the intention to revoke the notice of the meeting.
Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

               (6)  The president or the Board of Trustees may appoint
regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary.  For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been received by the secretary until the earlier of (i) five Business Days after actual receipt by the secretary of such purported request and (ii) such date as the inspectors certify to the Trust that the valid requests received by the secretary represent at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such meeting.  Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Trust or any shareholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

               (7)  For purposes of these Bylaws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     Section 4.  NOTICE.  Not less than ten nor more than 90 days before each meeting of shareholders, the secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by presenting it to such shareholder personally, by leaving it at his residence or usual place of business or by any other means authorized by Maryland law.  If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post office address as it appears on the records of the
Trust, with postage thereon prepaid.

     Section 5.  SCOPE OF NOTICE.  Any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice.  No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.

     Section 6.  ORGANIZATION.  At every meeting of the shareholders, the
President shall conduct the meeting or, in the case of vacancy in office or absence of the President, one of the following officers present shall conduct the meeting in the order stated:  the Chairman of the Board, if there be one, the Vice Chairman of the Board, if there be one, the Vice Presidents in their order of rank and seniority, or a Chairman chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast, shall act as Chairman, and the
Secretary, or, in his absence, an assistant secretary, or in the absence of both the Secretary and assistant secretaries, a person appointed by the
Chairman shall act as Secretary. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the
Chairman of the meeting.  The Chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such Chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Trust, their duly authorized proxies or other agents or other such persons as the Chairman of the meeting may determine;
(c) limiting participation at the meeting on any matter to shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies or other agents or other such persons as the Chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; and (f)
recessing or adjourning the meeting to a later date, time and place announced at the meeting.  Unless otherwise determined by the Chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

     Section 7.  QUORUM.  At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the Declaration of Trust for the vote necessary for the adoption of any measure.  If, however, such quorum shall not be present at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting.  At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 8.  VOTING.  A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee.  Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted.  A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required herein or by statute or by the
Declaration of Trust.  Unless otherwise provided in the Declaration of Trust, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

     Section 9.  PROXIES.  A shareholder may cast the votes entitled to be cast by the shares owned of record by him either in person or by proxy executed in any manner authorized by Maryland law by the shareholder or by his duly authorized agent.  Such proxy shall be filed with the secretary of the Trust before or at the time of the meeting.  No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     Section 10. VOTING OF SHARES BY CERTAIN HOLDERS.  Shares of the Trust
registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing board of such corporation or a comparable governing body of such other entity or agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares.  Any trustee or other fiduciary may vote shares registered in his name as such fiduciary, either in person or by proxy.

     Shares of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

     The Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder.  The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Trust;
and any other provisions with respect to the procedure which the Trustees consider necessary or desirable.  On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares in place of the shareholder who makes the certification.

     Notwithstanding any other provision contained herein or in the
Declaration of Trust or these Bylaws, Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to any acquisition by any person of shares of beneficial interest of the Trust.  This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

     Section 11.  INSPECTORS.  At any meeting of shareholders, the chairman of the meeting may appoint one or more persons as inspectors for such meeting.  Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

     Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

     Section 12.  REPORTS TO SHAREHOLDERS.  The Trustees shall submit to the shareholders at or before the annual meeting of shareholders a report of the business and operations of the Trust during such fiscal year, containing a balance sheet and a statement of income and surplus of the Trust, accompanied by the certification of an independent certified public accountant, and such further information as the Trustees may determine is required pursuant to any law or regulation to which the Trust is subject.  Within the earlier of 20 days after the annual meeting of shareholders or 120 days after the end of the fiscal year of the Trust, the Trustees shall place the annual report on file at the principal office of the Trust and with any governmental agencies as may be required by law and as the Trustees may deem appropriate.

     Section 13.  NOMINATIONS AND SHAREHOLDER BUSINESS.

     (a)  Annual Meetings of Shareholders.  (1) Nominations of persons for election to the Board of Trustees and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Trustees or (iii) by any shareholder of the Trust who is a shareholder of record both at the time of giving of notice provided for in this Section 13(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 13(a).

          (2)  For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a) (1) of this Section 13, the shareholder must have given timely notice thereof in writing to the secretary of the Trust and such other business must otherwise be a proper matter for action by the shareholders.
To be timely, a shareholder's notice shall be delivered to the secretary at the principal executive offices of the Trust not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of notice for the preceding year's annual meeting; provided, however, that in the event that the date of mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the tenth day following the day on which disclosure of the date of mailing of the notice for such meeting is first made.  In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above.  Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee, (A)
the name, age, business address and residence address of such person, (B) the class and number of shares of beneficial interest of the Trust that are beneficially owned by such person, and (C) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation
14A (or any successor provision) under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made,
(x) the name and address of such shareholder, as they appear on the Trust's books, and a current name and address, if different, and of such beneficial owner and (y) the class and number of shares of each class of shares of the
Trust which are owned beneficially and of record by such shareholder and owned beneficially by such beneficial owner.

          (3)  Notwithstanding anything in this subsection (a) of this
Section 13 to the contrary, in the event that the Board of Trustees increases or decreases the maximum or minimum number of Trustees in accordance with
Article III, Section 2 of these Bylaws, and there is no public announcement of such action at least 100 days prior to the first anniversary of the date of mailing of the notice of the preceding year's annual meeting, a shareholder's notice required by this Section 13(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Trust not later than the close of business on the tenth day following the day on which such public announcement is first made by the Trust.

     (b)  Special Meetings of Shareholders.  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting.  Nominations of persons for election to the Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected (i) pursuant to the Trust's notice of meeting (ii) by or at the direction of the Board of
Trustees or (iii) provided that the Board of Trustees has determined that
Trustees shall be elected at such special meeting, by any shareholder of the
Trust who is a shareholder of record both at the time of giving of notice provided for in this Section 13 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 13.  In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more
Trustees to the Board of Trustees, any such shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust's notice of meeting, if the shareholder's notice containing the information required by paragraph (a) of this Section 13 shall be delivered to the secretary at the principal executive offices of the Trust not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Trustees to be elected at such meeting.  In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period or extend the existing time period for the giving of a shareholder's notice as described above.

     (c)  General.  (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible to serve as Trustees and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13.  The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this
Section 13 and, if any proposed nomination or business is not in compliance with this Section 13, to declare that such defective nomination or proposal be disregarded.

          (2)  For purposes of this Section 13, (a) the "date of mailing of the notice" shall mean the date of the proxy statement for the solicitation of proxies for election of Trustees and (b) "public announcement" shall mean disclosure (i) in a press release reported by the Dow Jones News Service,
Associated Press or comparable news service or (ii) in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

          (3)  Notwithstanding the foregoing provisions of this Section 13, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13.  Nothing in this Section 13 shall be deemed to affect any rights of shareholders to request inclusion of proposals in, nor the right of the Trust to omit a proposal from, the Trust's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the
Exchange Act.

     Section 14.  INFORMAL ACTION BY SHAREHOLDERS.  Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each shareholder entitled to vote on the matter and any other shareholder entitled to notice of a meeting of shareholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the shareholders.

     Section 15.  VOTING BY BALLOT.  Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

                                 ARTICLE III

                                  TRUSTEES

     Section 1.  GENERAL POWERS; QUALIFICATIONS; TRUSTEES HOLDING OVER.  The
business and affairs of the Trust shall be managed under the direction of its
Board of Trustees.  A Trustee shall be an individual at least 21 years of age who is not under legal disability.  In case of failure to elect Trustees at an annual meeting of the shareholders, the Trustees holding over shall continue to direct the management of the business and affairs of the Trust until their successors are elected and qualify.

     Section 2.  NUMBER.  The number of Trustees shall be seven, which number may be increased or decreased only by the affirmative vote of at least two-
thirds of the Whole Board of Trustees (as defined herein).  Any amendment to this section must be approved by the affirmative vote of two-thirds of the
Whole Board of Trustees.

     As used in these Bylaws, "Whole Board of Trustees" shall mean the number of Trustees set forth in this section, as such number may be increased or decreased from time to time pursuant to these Bylaws.

     Section 3.  ANNUAL AND REGULAR MEETINGS.  An annual meeting of the
Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary.
The Trustees may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the
Trustees without other notice than such resolution.

     Section 4.  SPECIAL MEETINGS.  Special meetings of the Trustees may be called by or at the request of the president or by a majority of the Trustees then in office.  The person or persons authorized to call special meetings of the Trustees may fix any place, either within or without the State of
Maryland, as the place for holding any special meeting of the Trustees called by them.

     Section 5.  NOTICE.  Notice of any special meeting shall be delivered personally or by telephone, telegraph, electronic mail, facsimile-
transmission, United States mail or courier to each Trustee at his business, electronic mail or residence address. Notice by personal delivery or telegraph shall be given at least three days prior to the meeting.  Notice given by United States mail shall be given at least ten days prior to the meeting.  Notice by telephone, facsimile-transmission, electronic mail or courier shall be given at least 72 hours prior to the meeting.  Notice by
United States mail shall be deemed to be given when deposited in the United
States mail properly addressed, with postage thereon prepaid.  If given by telegram, such notice shall be deemed to be given when the telegram is
delivered to the telegraph company.   Telephone notice shall be deemed given
when the Trustee is personally given such notice in a telephone call to which he is a party.  Facsimile-transmission notice shall be deemed given upon completion of the transmission of the message to the number given to the
Trust by the Trustee and receipt of a completed answer-back indicating receipt.  Electronic mail notice shall be deemed given upon transmission of the message to the electronic mail address given to the Trust by the Trustee.
Notice by courier shall be deemed to be given upon delivery to the address given to the Trust by the Trustee and receipt by such courier of a signature evidencing delivery thereat.  Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Trustees need be stated in the notice, unless specifically required by statute or these
Bylaws.

     Section 6.  QUORUM.  A majority of the Whole Board of Trustees shall constitute a quorum for the transaction of business at any meeting of the
Trustees, provided that, if less than a majority of the Whole Board of
Trustees are present at said meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Declaration of Trust or these Bylaws, the vote of a majority of a particular group of Trustees is required for action, a quorum must also include a majority of such group.

     The Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum.

     Section 7.  VOTING.  The action of the majority of the Trustees present at a meeting at which a quorum is present shall be the action of the
Trustees, unless the concurrence of a greater proportion is required for such action by applicable statute, the Declaration of Trust or these Bylaws.

     Section 8.  TELEPHONE MEETINGS.  Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.
Participation in a meeting by these means shall constitute presence in person at the meeting.

     Section 9.  INFORMAL ACTION BY TRUSTEES.  Any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting, if a consent in writing to such action is signed by each Trustee and such written consent is filed with the minutes of proceedings of the
Trustees.

     Section 10.  VACANCIES.  If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these
Bylaws or the powers of the remaining Trustees hereunder (even if fewer than three Trustees remain).  Any vacancy on the Board of Trustees for any cause other than an increase in the number of Trustees shall be filled, at any regular meeting or special meeting called for that purpose, by a majority of the remaining Trustees, although such majority is less than a quorum.  Any vacancy in the number of Trustees created by an increase in the number of
Trustees shall be filled by a majority vote of the entire Board of Trustees.
Any individual so elected as Trustee shall hold office for the unexpired term of the Trustee he is replacing.

     Section 11.  COMPENSATION.  Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Trustees, may receive compensation per year and/or per meeting and/or per visit to real property owned or to be acquired by the Trust and for any service or activity they performed or engaged in as Trustees, which compensation shall be approved by a majority of the Whole Board of Trustees.  Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Trustees or of any committee thereof; and for their expenses, if any, in connection with each property visit and any other service or activity performed or engaged in as Trustees; but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving compensation therefor.

     Section 12.  REMOVAL OF TRUSTEES.  The shareholders may, at any time, remove any Trustee in the manner provided in the Declaration of Trust.

     Section 13.  LOSS OF DEPOSITS.  No Trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares have been deposited.

     Section 14.  SURETY BONDS.  Unless required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his duties.

     Section 15.  RELIANCE.  Each Trustee, officer, employee and agent of the
Trust shall, in the performance of his duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the
Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

     Section 16.  CERTAIN RIGHTS OF TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS.
The Trustees shall have no responsibility to devote their full time to the affairs of the Trust.  Any Trustee or officer, employee or agent of the
Trust, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Trust.

     Section 17.    INTERESTED TRUSTEE TRANSACTIONS.  Section 2-419 of the
Maryland General Corporation Law (the "MGCL") shall be available for and apply to any contract or other transaction between the Trust and any of its
Trustees or between the Trust and any other trust, corporation, firm or other entity in which any of its Trustees is a trustee or director or has a material financial interest.

                                 ARTICLE IV

                                 COMMITTEES

     Section 1.  NUMBER, TENURE AND QUALIFICATIONS.  The Trustees may appoint from among its members an Executive Committee, an Audit Committee and other committees, composed of one or more Trustees, to serve at the pleasure of the
Trustees.

     Section 2.  POWERS.  The Trustees may delegate to committees appointed under Section 1 of this Article any of the powers of the Trustees, except as prohibited by law.

     Section 3.  MEETINGS.  Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees.

     One-third, but not less than one, of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee.  The Board of Trustees may designate a chairman of any committee, and such chairman may fix the time and place of its meetings unless the Board shall otherwise provide.  In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Trustee to act at the meeting in the place of such absent or disqualified members.

     Each committee shall keep minutes of its proceedings and shall report the same to the Board of Trustees at the next succeeding meeting of the Board of Trustees, and any action by the committee shall be subject to revision and alteration by the Board of Trustees, provided that no contract rights of third persons shall be affected by any such revision or alteration.

     Section 4.  TELEPHONE MEETINGS.  Members of a committee of the Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.

     Section 5.  INFORMAL ACTION BY COMMITTEES.  Any action required or permitted to be taken at any meeting of a committee of the Trustees may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

     Section 6.     VACANCIES.  Subject to the provisions hereof, the Board
of Trustees shall have the power at any time to change the membership of any committee, to fill all committee vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

                                  ARTICLE V

                                  OFFICERS

     Section 1.  GENERAL PROVISIONS.  The officers of the Trust shall consist of a president, a secretary and a treasurer.  In addition, the Trustees may from time to time appoint such other officers, executives, employees and agents with such powers and duties as they shall deem necessary or desirable.
The officers of the Trust shall be elected annually by the Trustees at the first meeting of the Trustees held after each annual meeting of shareholders.
If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided.  Any two or more offices except president and vice president may be held by the same person.
In their discretion, the Trustees may leave unfilled any office except that of president, treasurer and secretary.  Election of an officer or appointment of an executive, employee or agent shall not of itself create contract rights between the Trust and such officer or agent.

     Section 2.  REMOVAL AND RESIGNATION.  Any officer or agent of the Trust may be removed by the Trustees if in their judgment the best interests of the
Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Any officer of the
Trust may resign at any time by giving written notice of his resignation to the Trustees, the president or the secretary.  Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.  Such resignation shall be without prejudice to the contract rights, if any, of the Trust.  The chief executive officer shall have the power to hire and/or terminate all officers, executives, employees and agents, all of whom shall report, either directly or through superiors, to the chief executive officer.

     Section 3.  VACANCIES.  A vacancy in any office may be filled by the
Trustees for the balance of the term.

     Section 4.  CHIEF EXECUTIVE OFFICER.  The Trustees may designate a chief executive officer from among the elected officers.  The chief executive officer shall have responsibility for implementation of the policies of the
Trust, as determined by the Trustees, and for the administration of the business affairs of the Trust.

     Section 5.  CHIEF OPERATING OFFICER.  The Trustees may designate a chief operating officer from among the elected officers.  Said officer will have the responsibilities and duties as set forth by the Trustees or the chief executive officer.

     Section 6.  CHIEF FINANCIAL OFFICER.  The Trustees may designate a chief financial officer from among the elected officers.  Said officer will have the responsibilities and duties as set forth by the Trustees or the chief executive officer.

     Section 7.  CHAIRMAN AND VICE CHAIRMAN OF THE BOARD.  The Trustees may
designate a chairman of the board and a vice chairman of the board from among the elected Trustees.  The chairman of the board and the vice chairman of the board shall perform such duties as may be assigned to him or them by the
Trustees.

     Section 8.  PRESIDENT.  The president shall preside over the meetings of the Trustees and of the shareholders at which he shall be present and shall in general supervise and control all of the business and affairs of the
Trust.  In the absence of a designation of a chief executive officer by the
Trustees, the president shall be the chief executive officer and, except as prohibited by law, any governmental entity or any exchange on which securities of the Trust are listed, shall be ex officio a member of all committees that may, from time to time, be constituted by the Trustees.  The president may execute any lease, deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Trustees from time to time.

     Section 9.  VICE PRESIDENTS.  In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him by the president or by the Trustees.  The
Trustees may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility.

     Section 10.  SECRETARY.  The secretary shall (a) keep the minutes of the proceedings of the shareholders, the Trustees and committees of the Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the trust records and of the seal of the Trust;
(d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him by the president or by the Trustees.

     Section 11.  TREASURER.  The treasurer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Trustees.

     He shall disburse the funds of the Trust as may be ordered by the
Trustees, taking proper vouchers for such disbursements, and shall render to the president and Trustees, at the regular meetings of the Trustees or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the Trust.

     If required by the Trustees, he shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Trustees for the faithful performance of the duties of his office and for the restoration to the Trust, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Trust.

     Section 12.  ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.  The
assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Trustees.  The assistant treasurers shall, if required by the Trustees, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Trustees.

     Section 13.  SALARIES.  The salaries and other compensation of the officers shall be fixed from time to time by the Trustees and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a Trustee.

                                 ARTICLE VI

          CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1.  CONTRACTS.  The Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances.  Any agreement, deed, mortgage, lease or other document executed by one or more of the Trustees or by an authorized person shall be valid and binding upon the Trustees and upon the Trust when authorized or ratified by action of the Trustees.

     Section 2.  CHECKS AND DRAFTS.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or officers or agent or agents of the Trust in such manner as shall from time to time be determined by the Trustees.

     Section 3.  DEPOSITS.  All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Trustees may designate.

                                 ARTICLE VII

                                   SHARES

     Section 1.  CERTIFICATES.  Each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of beneficial interests held by him in the Trust.  Each certificate shall be signed by the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Trust.
The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Trust shall, from time to time, issue several classes of shares, each class may have its own number series.  A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.  Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Trust, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate.  In lieu of such statement or summary, the Trust may set forth upon the face or back of the certificate a statement that the Trust will furnish to any shareholder, upon request and without charge, a full statement of such information.

     Section 2.     TRANSFERS.  Certificates shall be treated as negotiable
and title thereto and to the shares they represent shall be transferred by delivery thereof to the same extent as those of a Maryland stock corporation.
Upon surrender to the Trust or the transfer agent of the Trust of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     The Trust shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the
State of Maryland.

     Notwithstanding the foregoing, transfers of shares of beneficial interest of the Trust will be subject in all respects to the Declaration of
Trust and all of the terms and conditions contained therein.

     Section 3.  REPLACEMENT CERTIFICATE.  Any officer designated by the
Trustees may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Trustees may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner's legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

     Section 4.  CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.  The
Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose.  Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

     In lieu of fixing a record date, the Trustees may provide that the share transfer books shall be closed for a stated period but not longer than 20 days.  If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days before the date of such meeting.

     If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Trustees, declaring the dividend or allotment of rights, is adopted.

     When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

     Section 5.  STOCK LEDGER.  The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

     Section 6.  FRACTIONAL SHARES; ISSUANCE OF UNITS.  The Trustees may
issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine.  Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Trustees may issue units consisting of different securities of the Trust.  Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

                                ARTICLE VIII

                               ACCOUNTING YEAR

     The Trustees shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.

                                 ARTICLE IX

                                DISTRIBUTIONS

     Section 1.  AUTHORIZATION.  Dividends and other distributions upon the shares of beneficial interest of the Trust may be authorized and declared by the Trustees, subject to the provisions of law and the Declaration of Trust.
Dividends and other distributions may be paid in cash, property or shares of the Trust, subject to the provisions of law and the Declaration of Trust.

     Section 2.  CONTINGENCIES.  Before payment of any dividends or other distributions, there may be set aside out of any funds of the Trust available for dividends or other distributions such sum or sums as the Trustees may from time to time, in their absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Trust or for such other purpose as the Trustees shall determine to be in the best interest of the Trust, and the Trustees may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE X

                                    SEAL

     Section 1.  SEAL.  The Trustees may authorize the adoption of a seal by the Trust.  The seal shall have inscribed thereon the name of the Trust and the year of its formation. The Trustees may authorize one or more duplicate seals and provide for the custody thereof.

     Section 2.  AFFIXING SEAL.  Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

                                 ARTICLE XI

                   INDEMNIFICATION AND ADVANCE OF EXPENSES

     To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify (a) any Trustee, officer or shareholder or any former Trustee, officer or shareholder (including among the foregoing, for all purposes of this Article XI and without limitation, any individual who, while a Trustee, officer or shareholder and at the express request of the Trust, serves or has served another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, shareholder, partner, manager or trustee of such real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding, (b) any Trustee or officer or any former Trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i)
his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful and (c)
each shareholder or former shareholder against any claim or liability to which he may become subject by reason of such status.  In addition, the Trust shall, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a Trustee, officer or shareholder or former Trustee, officer or shareholder made a party to a proceeding by reason of such status, provided that, in the case of a
Trustee or officer, the Trust shall have received (i) a written affirmation by the Trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the Trust as authorized by these Bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the applicable standard of conduct was not met.  The Trust may, with the approval of its Trustees, provide such indemnification or payment or reimbursement of expenses to any Trustee, officer or shareholder or any former Trustee, officer or shareholder who served a predecessor of the
Trust and to any employee or agent of the Trust or a predecessor of the
Trust. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Declaration of Trust or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

     Any indemnification or payment or reimbursement of the expenses permitted by these Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the MGCL for directors of Maryland corporations.  The Trust may provide to Trustees, officers and shareholders such other and further indemnification or payment or reimbursement of expenses, as the case may be, to the fullest extent permitted by the MGCL, as in effect from time to time, for directors of
Maryland corporations.

                                 ARTICLE XII

                              WAIVER OF NOTICE

     Whenever any notice is required to be given pursuant to the Declaration of Trust or Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute.  The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                ARTICLE XIII

                             AMENDMENT OF BYLAWS

     The Trustees shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws by the affirmative vote of a majority of the Whole Board of Trustees, except where such alteration or repeal of these Bylaws or addition of new Bylaws would affect Article III,
Section 2 hereof, in which case the affirmative vote of two-thirds of the
Whole Board of Trustees shall be required.

                                 ARTICLE XIV

                                MISCELLANEOUS

     All references to the Declaration of Trust shall include any amendments thereto.